Exhibit 16.1

December 16, 2014

Securities and Exchange Commission

100 F Street N.W.

Washington, D.C. 20549

RE:	Syncardia Systems, Inc.

We have read the statements of Syncardia Systems, Inc. included under the heading “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure” on page 61 of the Registration Statement on Form S-1 dated December 4, 2014, as may be amended from time to time, and agree with such statements as they pertain to our firm.

Sincerely,

/s/ BeachFleischman, PC

BeachFleischman, PC

BeachFleischman PC  •  beachfleischman.com

1985 East River Road, Suite #201  •  Tucson, AZ 85718-7176  •  T  520.321.4600  •  F  520.321.4040

2201 East Camelback Road, Suite #200  •  Phoenix, AZ 85016-3431  •  T  602.265.7011  •  F  602.265.7060